Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Peoples Bankshares, Inc.

for the upcoming Special Meeting of Shareholders.

PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN THE PROXY CARD IN THE POSTAGE–PAID ENVELOPE PROVIDED

This proxy is solicited on behalf of the Board of Directors of Peoples Bankshares, Inc. and may be revoked prior to its exercise. The Board of Directors recommends a vote FOR Proposals 1 and 2.

		Please mark your votes as indicated in this example.		☒
		For	Against	Abstain

1.	Proposal to approve the Agreement and Plan of Merger dated as of July 24, 2018, by and between Summit Financial Group, Inc. and Peoples Bankshares, Inc., as may be amended from time to time (the “Merger Agreement”).	☐	☐	☐
		For	Against	Abstain

2.	Proposal to approve the adjournment of the special meeting, on one or more occasions, if necessary or appropriate to solicit additional proxies in favor of approval of the Merger Agreement.	☐	☐	☐

To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the special meeting or any adjournment thereof.

Dated:                                                              , 2018

Signature:

Signature (if held jointly):

Title(s), if any:

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person

REVOCABLE PROXY

PEOPLES BANKSHARES, INC.

PROXY FOR SPECIAL SHAREHOLDERS’ MEETING ON [•] , 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned shareholder(s) of Peoples Bankshares, Inc., does hereby nominate, constitute and appoint Ronald L. Bowling, with full power to act alone as the true and lawful attorney for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of Peoples Bankshares, Inc., standing in the undersigned’s name on its books on [•], 2018, at the Special Meeting of Shareholders to be held at [•], on [•], 2018, at [•], local time or any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

This proxy confers authority to vote “FOR” proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends a vote “FOR” proposals 1 and 2. If any matter shall properly come before the meeting, or any adjournments or postponements thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)